Exhibit 8.1

         [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]
May 16, 2011

UTStarcom Holdings Corp.
52-2 Building
BDA International Enterprise Avenue
No. 2 Jingyuan North Street
Daxing District
Beijing, 100176
People's Republic of China

Ladies and Gentlemen:

        We are acting as your U.S. federal income tax counsel in connection with the preparation and execution of the Registration Statement on Form F-4, as amended, including the prospectus contained therein (together, the "Registration Statement"), filed by you with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the "Securities Act").

        In connection with this opinion, we have examined and are familiar with the Agreement and Plan of Merger and Reorganization, dated as of April 25, 2011 (the "Merger Agreement"), by and among UTStarcom Holdings Corp. ("Holdings"), UTStarcom, Inc. ("Inc.") and UTSI Mergeco Inc. ("Merger Sub"), a wholly owned subsidiary of Holdings, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. Pursuant to the Merger Agreement, Merger Sub will merge with and into Inc., with Inc. surviving (the "Merger"). In addition, we have assumed, without any independent investigation or examination thereof: (i) that the Merger will be consummated in accordance with the provisions of the Merger Agreement and in the manner contemplated by the Registration Statement, the Merger will be effective under applicable state law, and the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Merger Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Holdings, Inc. or Merger Sub in the Merger Agreement or the Registration Statement or otherwise made to us; and (iii) that any such statements, representations or warranties made "to the knowledge" or based on the belief or intention of Holdings, Inc. or Merger Sub or similarly qualified are true and accurate and will continue to be true and accurate at all times through the Effective Time, without such qualification.

        Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm to you that the discussion set forth under the heading "Taxation—Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of UTS Holdings Ordinary Shares" in the Registration Statement, insofar as such statements describe United States federal income tax law and regulations or legal conclusions with respect thereto, constitutes our opinion as to the matters described therein in all material respects.

UTStarcom Holdings Corp.
May 16, 2011

        This opinion represents and is based upon our best judgment regarding current U.S. federal income tax laws, including the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Because this opinion is being delivered prior to the Effective Time, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service or the courts. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

        This opinion addresses only matters set forth in the second preceding paragraph above. This opinion does not address any other U.S. federal tax consequences or any state, local, or non-U.S. tax consequences that may result from the Merger or any other transaction (including any transaction contemplated by the Merger Agreement or undertaken in connection with or in contemplation of the Merger).

        We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of UTS Holdings Ordinary Shares" and "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

        This opinion has been delivered to you solely for the purpose of filing with the Securities and Exchange Commission as part of the Registration Statement on Form F-4 and is intended solely for your benefit and the benefit of holders of your ordinary shares to the extent such holders are specifically described and not excluded from the coverage of the opinion described in the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                      Very truly yours,

                      /s/ Wilson Sonsini Goodrich & Rosati
                      WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation